Exhibit 23.2

                                          Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-____________) pertaining to the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan of America Online, Inc. of our report dated September 25, 1998, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                               /S/ERNST & YOUNG LLP
                                               Ernst & Young LLP

Vienna, Virginia
December 3, 1998